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                                                                      Exhibit 99

[LETTERHEAD OF VIROPHARMA INCORPORATED]

          ViroPharma Incorporated Reports 2002 Financial Results

Exton, PA February 25, 2003 - VIROPHARMA INCORPORATED (Nasdaq: VPHM) reported today financial results for the fourth quarter and the year ended December 31, 2002.

Quarter ended December 31, 2002

For the quarter ended December 31, 2002, ViroPharma reported net income allocable to common stockholders of $5.0 million compared to a net loss allocable to common stockholders of $21.3 million for the same period in 2001. Net income per share allocable to common stockholders for the quarter ended December 31, 2002 was $0.19 per share, basic and diluted, compared to a net loss per share allocable to common stockholders of $1.03 per share, basic and diluted, for the same period in 2001.

The company's income from discontinued operations for the quarter ended December 31, 2002 increased to approximately $0.4 million from a loss of $4.5 million for the same period in 2001. During the third quarter of 2002, ViroPharma discontinued its sales force operations and sold its sales force to Aventis Pharmaceuticals Inc. Income from discontinued sales operations for the quarter ended December 31, 2002 included a $0.4 million adjustment to reflect the company's actual termination costs of various operational commitments related to its former sales force, which were lower than the company's previously estimated cost. Costs associated with the discontinued sales operations for the same period in 2001 related primarily to sales force start-up activities. Basic and diluted income per share from discontinued sales operations for the quarter ended December 31, 2002 was $0.01 per share compared to a basic and diluted loss per share from discontinued sales operations of $0.22 per share in the same period in 2001.

The company's income from continuing operations for the quarter ended December 31, 2002 increased to approximately $4.6 million from a loss of approximately $16.8 million for the same period in 2001. During the fourth quarter of 2002, the company purchased $21.4 million of face value of its outstanding 6% convertible subordinated notes for $8.4 million, resulting in a gain of approximately $12.7 million after the write-off of $0.3 million in related deferred financing costs. Income per share from continuing operations for the quarter ended December 31, 2002 was $0.18 per share, basic and diluted, compared to a loss per share from continuing operations of $0.81 per share, basic and diluted, in the same period in 2001.

Research and development expenses for the fourth quarter of 2002 were $4.6 million compared to $10.9 million for the same period in 2001. In the fourth quarter of 2002, the company's primary research and development activities were focused on preparing for and initiating a phase 1 study with its lead product candidate for the treatment of hepatitis C, clinical and regulatory research related to its lead anti-picornavirus agent, Picovir(R) (pleconaril), for the treatment of serious and life-threatening diseases caused by enteroviral infections, preclinical activities related to developing an intranasal formulation

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of Picovir(R) for the treatment of the common cold and discovery research. The company does not expect to fund any additional significant clinical development of Picovir(R) for the treatment of the common cold without a new partner. In the fourth quarter of 2001, the company's primary research and development focus related to Picovir(R) for the treatment of the common cold in adults, including manufacturing validation batches of Picovir(R) and additional clinical trials for Picovir(R) for the treatment of common cold in pediatric patients and for the prophylaxis of the common cold in healthy adults.

Marketing expenses in the fourth quarter of 2002 were $0.04 million compared to $3.7 million, net of reimbursements for certain of these expenses that were shared with Aventis, in the same period of 2001. These expenses in 2001 reflect the company's investments in pre-launch activities, including medical education, brand development and market research for Picovir(R). In August 2002, the company terminated its agreement with Aventis and sold its sales force to Aventis.

General and administrative expenses decreased to $2.0 million during the fourth quarter of 2002 compared to $2.9 million during the same period in 2001. The decrease is due primarily to the reduction in company headcount as the result of the company's restructuring plan that was announced in August of 2002, and costs incurred during 2001 associated with the collaboration agreement with Aventis.

The convertible subordinated notes repurchased by the company during the quarter ended December 31, 2002 will reduce its annual interest expense by approximately $1.3 million. As of December 31, 2002, the company had approximately $134.9 million in face value of its 6% convertible subordinated notes outstanding.

As of December 31, 2002 the company had approximately $158.3 million in cash, cash equivalents and short-term investments.

Year ended December 31, 2002

For the year ended December 31, 2002, the net loss allocable to common stockholders decreased to approximately $15.8 million from a net loss of approximately $83.3 million for the year ended December 31, 2001. Net loss per share allocable to common stockholders for the year ended December 31, 2002 was $0.66 per share, basic and diluted, compared to a net loss allocable to common stockholders of $4.59 per share, basic and diluted, in the same period in 2001.

The company's income from discontinued sales operations for the year ended December 31, 2002 was $10.8 million compared to a loss of $4.5 million for the same period in 2001. During the third quarter of 2002, the company discontinued its sales force operations and sold its sales force to Aventis Pharmaceuticals Inc. The company's income from discontinued sales operations for the year ended December 31, 2002 included a $15.4 million gain on sale of the sales force to Aventis, $17.2 million in detailing fee revenue, $2.6 million in costs related to both the severance of personnel and the termination of operational commitments related to the sales force and $19.2 million of sales operations costs. Costs associated with the discontinued sales operations for the same period in 2001 related primarily to sales force start-up activities. Basic and diluted income per share from

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discontinued sales operations for the year ended December 31, 2002 was $0.45 per share compared to a basic and diluted loss per share from discontinued sales operations of $0.25 per share in the same period in 2001.

The company's loss from continuing operations for the year ended December 31, 2002 decreased to approximately $26.6 million from a loss from continuing operations of approximately $78.5 million for the same period in 2001. During the year ended December 31, 2002 the company purchased $45.1 million of face value of its outstanding 6% convertible subordinated notes for $16.4 million, resulting in a gain of approximately $27.9 million after the write-off of $0.8 million in related deferred financing costs. Loss per share from continuing operations for the year ended December 31, 2002 was $1.11 per share, basic and diluted, compared to a loss per share from continuing operations of $4.32 per share, basic and diluted, in the same period in 2001.

The company's revenues from continuing operations were approximately $5.5 million for the year ended December 31, 2002 compared to approximately $3.4 million during the same period in 2001. During the year ended December 31, 2002, the company earned revenue in connection with the company's collaborations with Wyeth and Aventis and an accelerated recognition of $4.0 million of deferred revenue as a result of the termination of the co-promotion and co-development agreement with Aventis in August 2002.

Research and development expenses for the year ended December 31, 2002 of $38.1 million decreased approximately $4.0 million when compared to $42.1 million during the same period in 2001. This reduction in research and development expenses resulted from decreased costs related to Picovir(R), net of a decrease in partner reimbursements, resulting from the termination of the company's collaboration with Aventis in August 2002, and reduced employee-related costs related to the company's restructuring plan in August of 2002. The company incurred higher manufacturing and discovery research costs, costs related to pre-clinical activities being performed at Wyeth and the preparation of an investigational new drug application (IND) for its lead HCV product candidate, and higher costs related to its respiratory syncytial virus (RSV) disease drug candidate during the year ended 2002 than were incurred for the same programs during the year ended 2001. These increased expenses offset a portion of the reduction in Picovir(R) costs during 2002.

Marketing expenses for the year ended December 31, 2002 were approximately $6.8 million, net of Aventis cost sharing, compared to approximately $11.8 million for the same period in 2001. This reduction in marketing costs is due to the termination of the collaboration with Aventis in August 2002, and is net of a severance charge the company incurred as part of its restructuring plan.

General and administrative expenses for the year ended December 31, 2002 of approximately $9.5 million decreased $2.6 million when compared to the $12.1 million from the same period in 2001. The decrease is primarily due to costs incurred during the third quarter of 2001 in completing the co-promotion and co-development agreement with Aventis, and is net of a severance charge the company incurred as part of its

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restructuring plan.

The convertible subordinated notes repurchased by the company during the year ended December 31, 2002 will reduce its annual interest expense by approximately $2.7 million. As of December 31, 2002, the company had approximately $134.9 million in face value of its 6% convertible subordinated notes outstanding.

Interest expense for the year ended December 31, 2002 decreased slightly when compared to the same period in the prior year due to the repurchase of $45.1 million of the company's convertible subordinated notes in the second half of 2002. Interest income decreased approximately $6.9 million during 2002 when compared to the same period in 2001 primarily due to lower invested balances and lower effective yields on investments due to the relatively lower interest rate environment during the current period versus the same period in the prior year.

Included in operating expenses in year ended December 31, 2001 is a non-cash charge of $16.5 million resulting from the issuance of 750,000 shares of common stock to Sanofi-Synthelabo in exchange for the expansion of the company's intellectual property rights related to Picovir(R), as these additional intellectual property rights licensed from Sanofi-Synthelabo have not reached technological feasibility and have no alternative uses.

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. ViroPharma is focused on drug development and discovery activities in hepatitis C, and also is pursuing clinical development activities to treat diseases caused by picornavirus infections. The company's lead HCV compound is in human clinical trials, and the company is considering the development of Picovir(R) to treat patients suffering from severe or life-threatening enteroviral infections.

                             VIROPHARMA INCORPORATED
                         Selected Financial Information

 Statements of Operations:
 (in thousands, except per share data)

                                 Three months ended,        Year ended
                                    December 31,            December 31,
                               ----------------------  ----------------------
                                  2002        2001        2002        2001
                               ----------  ----------  ----------  ----------
 Revenue                       $      240  $      538  $    5,537  $    3,385
                               ----------  ----------  ----------  ----------
 Continuing operating
  expenses incurred in
  the development stage:
   Research and
    development                     4,649      10,901      38,148      42,142
   Acquisition of
    technology rights                  --          --          --      16,500
 Marketing                             36       3,722       6,791      11,807

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
 General and
  administrative                    2,010          2,863        9,510       12,119
                              -----------    -----------  -----------  -----------
  Total operating
   expenses                         6,695         17,486       54,449       82,568
                              -----------    -----------  -----------  -----------
                                   (6,455)       (16,948)     (48,912)     (79,183)
                              -----------    -----------  -----------  -----------
 Gain on repurchase
  of debt                          12,690             --       27,894           --
 Interest income                      688          3,043        5,429       12,321
 Interest expense                   2,369          2,923       11,034       11,620
                              -----------    -----------  -----------  -----------
 Income (loss) from
  continuing operations             4,554        (16,828)     (26,623)     (78,482)
                              -----------    -----------  -----------  -----------

 Discontinued operations:
  Income (loss) from
  discontinued sales
  operations (including
  gain on disposal of
  $15,410,000)                        435         (4,476)      10,817       (4,476)
                              -----------    -----------  -----------  -----------
   Net income (loss)                4,989        (21,304)     (15,806)     (82,958)
                              -----------    -----------  -----------  -----------
 Preferred stock
  dividends                            --             --           --          345
                              ===========    ===========  ===========  ===========
 Net income (loss)
  allocable to common
  stockholders                $     4,989    $   (21,304) $   (15,806) $   (83,303)
                              ===========    ===========  ===========  ===========

 Basic and diluted
  income (loss) per
  share from continuing
  operations                  $      0.18    $     (0.81) $     (1.11) $     (4.32)
                              ===========    ===========  ===========  ===========
 Basic and diluted
  income (loss) per
  share from
  discontinued sales
  operations                  $      0.01    $     (0.22) $      0.45  $     (0.25)
                              ===========    ===========  ===========  ===========
 Basic and diluted net
  income (loss) per
  share allocable to
  common stockholders         $      0.19    $     (1.03) $     (0.66) $     (4.59)
                              ===========    ===========  ===========  ===========

 Shares used in
  computing basic income
  (loss) per share and
  diluted loss per
  share amounts                25,726,726     20,703,561   23,952,940   18,167,303
                              ===========    ===========  ===========  ===========

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 Shares used in
  computing diluted
  income per
  share amounts        25,959,813  20,703,561  23,952,940  18,167,303
                       ==========  ==========  ==========  ==========


 Balance Sheets: (in thousands)

                                        December 31,    December 31,
                                            2002            2001
                                        -----------     -----------
 Cash, cash equivalents and
   short-term  investments               $  158,282      $  240,040
 Working capital                            152,772         220,621
 Total assets                               173,531         266,181
 Long-term obligations                      134,908         180,125
 Total stockholders' equity                  27,811          39,430


CONTACT:  ViroPharma Incorporated
          Vincent J. Milano, Vice President, CFO and Treasurer
          610-321-6225

          Kori Beer, Director, Corporate Communications
          610-321-6288